UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

July 28, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Annual Bonus Guidelines

On July 28, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of News Corporation (the “Company”) established performance goals for annual bonus payments for fiscal years ending June 30, 2005, 2006, 2007, 2008 and 2009 to be made under the stockholder-approved News Corporation 2005 Long-Term Incentive Plan (the “2005 Plan”) for Messrs. K. Rupert Murdoch, Chairman and Chief Executive Officer, and David F. DeVoe, Senior Executive Vice President and Chief Financial Officer (each an “Executive” and collectively, the “Executives”). The Committee adopted a methodology for calculating the annual bonus which directly links the annual bonus amount with the Company’s performance. Each Executive’s respective performance goals and bonus levels are set forth in annual bonus guidelines (the “Annual Bonus Guidelines”) communicated to the Executives in individual letter agreements. The award of the annual bonuses pursuant to the respective Annual Bonus Guidelines will be made following the Committee’s certification of the final results of the Company on which the bonus is based, and is contingent on each Executive’s continued employment with the Company or an affiliate of the Company. The annual bonus for Mr. K. Rupert Murdoch will be payable in cash, and the annual bonus for Mr. DeVoe will be payable either in a combination of cash and cash-settled restricted stock units (“RSUs”) or in a combination of cash and RSUs settled in shares of the Company’s Class A common stock, par value $0.01 per share.

The Committee had anticipated establishing similar performance goals for annual bonus payments to Mr. Lachlan K. Murdoch, the Company’s Deputy Chief Operating Officer, for the fiscal years ending June 30, 2005 through June 30, 2009. However, following Mr. Lachlan K. Murdoch’s recent announcement to resign from the Company as of August 31, 2005, the Annual Bonus Guidelines adopted by the Committee for Mr. Lachlan K. Murdoch pertain only to his performance during the fiscal year ended June 30, 2005.

Copies of the letter agreements to Messrs. K. Rupert Murdoch, DeVoe and Lachlan K. Murdoch containing their respective Annual Bonus Guidelines are being filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated by reference. A copy of the 2005 Plan previously was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2005, and is incorporated by reference.

Stock-Based Compensation

On July 28, 2005, the Committee approved awards of stock-based compensation under the 2005 Plan to certain Company employees on a Company-wide basis. Most awards will be made in the form of RSUs which will be granted in August 2005 and September 2005 and will vest in increments of twenty-five percent (25%) of the grant on each anniversary of the date of grant contingent upon the grantee’s continued service with the Company or its affiliates (as defined in the 2005 Plan). The RSUs will be payable in shares of the Company’s Class A common stock, par value $0.01 per share, upon vesting, except for the following directors of the Company, who will receive cash-settled RSUs in the following amounts: Mr. Peter Chernin, President and Chief Operating Officer (870,000 cash-settled RSUs), Mr. DeVoe (255,000 cash-settled RSUs), Mr. Arthur M. Siskind, Senior Advisor to the Chairman of the Company (255,000 cash-settled RSUs) and Mr. Lachlan K. Murdoch (255,000 cash-settled RSUs).

Executive Letter Agreement

On July 28, 2005, the Committee approved the execution by the Company of a letter agreement with Mr. Lachlan K. Murdoch in connection with his resignation from his position as Deputy Chief Operating Officer of the Company and other executive roles with the Company and its affiliates, effective August 31 (the “Letter Agreement”).

The Letter Agreement provides that Mr. Lachlan K. Murdoch will be available to advise and consult with the Company on such matters and in such manner as the Company may from time to time request for a two year period commencing on the date of resignation. The Letter Agreement also describes the transition and separation benefits to be provided to Mr. Lachlan K. Murdoch. A brief description of the material terms and conditions of the Letter Agreement is set forth below.

Pursuant to the Letter Agreement, the Company and Mr. Lachlan K. Murdoch agreed as follows: (A) Mr. Lachlan K. Murdoch shall (1) continue to provide advisory services as needed to the Company for a two year period; and (2) agree not to engage in business which is directly competitive with the business carried on by the Company or by any of its affiliates or to solicit any employees of the Company to engage in a directly competitive business for a two year period and (B) the Company shall provide Mr. Lachlan K. Murdoch: (1) a separation cash payment equal to his salary and bonus for fiscal year ended 2005; (2) continued vesting of his outstanding options and stock appreciation rights for as long as he continues to serve as a director of the Company and is not in breach of the Letter Agreement; and (3) continued medical benefits during the two year period.

A copy of the Letter Agreement and the press release issued by the Company on July 29, 2005 are being filed as Exhibits 10.4 and 10.5, respectively, to this report and are incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
10.1	Letter Agreement between the Company and K. Rupert Murdoch dated July 28, 2005.

10.2	Letter Agreement between the Company and David F. DeVoe dated July 28, 2005.

10.3	Letter Agreement between the Company and Lachlan K. Murdoch dated July 28, 2005.

10.4	Letter Agreement between the Company and Lachlan K. Murdoch regarding separation arrangements, dated July 28, 2005.

10.5	Press release of the Company dated July 29, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: August 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement between the Company and K. Rupert Murdoch dated July 28, 2005.

10.2	Letter Agreement between the Company and David F. DeVoe dated July 28, 2005.

10.3	Letter Agreement between the Company and Lachlan K. Murdoch dated July 28, 2005.

10.4	Letter Agreement between the Company and Lachlan K. Murdoch regarding separation arrangements, dated July 28, 2005.

10.5	Press release of the Company dated July 29, 2005.